                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                          EASTERN UTILITIES ASSOCIATES
                (Name of Registrant as Specified In Its Charter)

                          EASTERN UTILITIES ASSOCIATES
                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   4) Proposed maximum aggregate value of transaction:

   5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:

--------------------------------------------------------------------------------

LOGO
ONE LIBERTY SQUARE
P.O. BOX 2333, BOSTON, MA 02107

                                                                  March 25, 1998

To Our Shareholders:

     We extend our personal invitation to join us at the Annual Meeting of Shareholders on May 18, 1998.

     The formal Notice of Meeting and Proxy Statement appear on the following pages and contain details of the business to be conducted at the Annual Meeting.

     It is important that you promptly sign and return the enclosed proxy card for the annual election of Trustees.

     We appreciate your attention to this important action and look forward to seeing you at our Annual Meeting.

                                          Sincerely,



                                          DONALD G. PARDUS
                                          Chairman of the Board

                                      LOGO
                       ONE LIBERTY SQUARE
                       P.O. BOX 2333, BOSTON, MA 02107



                            NOTICE OF ANNUAL MEETING

                                                                  March 25, 1998

To Our Shareholders:

     Notice is hereby given that the Annual Meeting of the Shareholders of Eastern Utilities Associates, a voluntary association formed under a Declaration of Trust dated April 2, 1928, as amended, will be held in the Enterprise Room on the 5th floor of the State Street Bank and Trust Company, 225 Franklin Street, Boston, Massachusetts, on Monday, May 18, 1998, at 9:30 a.m., for the following purposes:

     1.  To elect eleven (11) Trustees of the Association for the ensuing year.

     2. To transact such other business as may properly come before the meeting.

     Only Common Shareholders of record on the transfer books of the Association at the close of business March 20, 1998 will be entitled to vote at the meeting of which notice is hereby given and at any and all adjournments thereof. In the election of Trustees, the holders of common shares have the right of cumulative voting as provided in Article 28 of the Declaration of Trust, as amended.

     You are urged to sign, date and return the enclosed proxy at your earliest convenience to Proxy Services, Boston EquiServe, P.O. Box 9377, Boston, Massachusetts 02205-9952. An envelope is enclosed for that purpose.

     You are invited to be present at the meeting and in the event you do attend, any proxy previously signed may be revoked and your shares voted in person at the meeting.

                                          By Order of the Trustees,



                                          CLIFFORD J. HEBERT, JR.
                                          Treasurer and Secretary

                                PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS

                                  MAY 18, 1998

                                                                  March 25, 1998

     The accompanying proxy is solicited on behalf of the Trustees of Eastern Utilities Associates for use at the Annual Meeting of the Shareholders to be held in the Enterprise Room on the 5th floor of the State Street Bank and Trust Company, 225 Franklin Street, Boston, Massachusetts, on Monday, May 18, 1998 for the purposes set forth in the foregoing Notice of Annual Meeting and at any and all adjournments thereof. This Proxy Statement and form of proxy were sent to Shareholders on or about March 25, 1998.

     The person giving such a proxy may revoke it at any time before it is voted, by a later dated proxy delivered pursuant to this solicitation, by other written revocation received by the Secretary, or by oral revocation in person at the meeting.

     An Annual Report, including financial statements, accompanies this statement.

     There are outstanding 20,435,997 common shares, the holders of which are entitled, for each share held of record at the close of business on March 20, 1998, to one vote per share in person or by proxy, on all matters acted on at the meeting, except that, as provided in Article 28 of the Declaration of Trust, as amended, the election of Trustees will be by cumulative voting, namely, each holder of common shares will be entitled to as many votes as will equal the number of his shares multiplied by the number of Trustees to be elected, and he may cast all of such votes in person or by proxy for a single candidate or distribute them among any two or more candidates as he shall elect. The only candidates eligible for election as Trustees will be those who have been nominated by notice given in writing to the Secretary at least twenty-four (24) hours prior to the time fixed for the calling to order of the meeting at which the vote is to be taken.

     The Association's Declaration of Trust provides that a quorum for the meeting shall consist of the representation in person or by proxy at the meeting of shareholders entitled to a majority or more of the votes that could be cast at the meeting. The election of Trustees is by plurality vote, such that the 11 nominees with the highest vote totals will be elected. Withheld votes as to a particular nominee affect vote totals for that nominee. Broker non-votes will not affect the outcome of the election. If an individual has signed a proxy card but has not voted on a particular matter, such proxy will be voted in favor of management's recommendation with respect to such matter in accordance with the discretion granted to the proxies.

              ELECTION OF TRUSTEES AND OWNERSHIP OF COMMON SHARES

     It is proposed to elect eleven (11) Trustees to serve for the ensuing year until the next Annual Meeting of the Shareholders or until succeeding Trustees have been chosen and qualified. Unless otherwise directed, the persons named on the accompanying proxy will vote for the election of the eleven nominees listed below as Trustees of the Association. If, for any reason, any of the nominees should become unavailable to serve, the persons named on the accompanying proxy will vote for such other nominees as a majority of the Trustees may approve. In addition, the persons named on the accompanying proxy may cast, at their discretion, any or all votes cumulatively among any number of such nominees.

     All of the nominees in the following table are at present Trustees of the Association and were elected to their present term of office at the Annual Meeting of Shareholders held on May 19, 1997.

     Each of the nominees has served in the capacity indicated in the list for more than five years, with the exception of Russell A. Boss, who was Chief Operating Officer of A.T. Cross Company until April 1993, Paul J. Choquette, Jr., who was President of Gilbane Building Company until December 1997 and Jacek Makowski, who was Chairman and Chief Executive Officer of J. Makowski Company prior to 1996.

     In addition to their principal occupations in the following table, the nominees are trustees or directors of publicly held companies as follows: Mr. Boss is a Director of A.T. Cross Company and Brown & Sharpe Manufacturing Co.; Mr. Choquette is a Director of Fleet Financial Group and Carlisle Companies, Inc.; Mr. Freeman is a Trustee or Director of a A.H. Belo Corporation, Amica Mutual Insurance Company, Amica Life Insurance Company and various registered mutual funds for which Scudder, Stevens & Clark is investment advisor; Mr. Liebenow is a Director of Quaker Fabric Corporation; Mr. Marple is a Trustee of various registered mutual funds for which Scudder, Stevens & Clark is investment advisor; Ms. Stapleton is a Director of Colonial Gas Company; and Mr. Thorndike is a Director of Courier Corporation, Data General Corporation and Bradley Real Estate Inc. and a Trustee of the Putnam Funds. In February 1994, Mr. Thorndike accepted appointment as a successor trustee of private trusts in which he has no beneficial interest, and concurrently become, serving until October 1994, Chairman of the Board of two privately owned corporations controlled by such trusts that filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code in August 1994.

     Two Trustees also are directors of subsidiaries of the Association having registered securities outstanding as follows: Mr. Pardus, Blackstone Valley Electric Company and Eastern Edison Company; and Mr. Stevens, Blackstone Valley Electric Company and Eastern Edison Company.

     The table below also sets forth the information concerning beneficial ownership by the nominees, by each of the executive officers named in the Summary Compensation Table on page 4 and by all Trustees and executive officers as a group.

                                                                                                     COMMON
                                                                                                  SHARES OF THE
                                                                                                   ASSOCIATION
                                                                                                  BENEFICIALLY
                                         AGE AT                                                     OWNED AT
                                      DECEMBER 31,                                      TRUSTEE    JANUARY 2,
                NAME                      1997             PRINCIPAL OCCUPATION          SINCE       1998(A)
                ----                  ------------         --------------------         -------   -------------
Russell A. Boss (F,P)                      59        President and Chief Executive       1989          1,000(b)
                                                     Officer, A.T. Cross Company
                                                     (writing instruments
                                                     manufacturer), Lincoln, Rhode
                                                     Island
John D. Carney                             53        Executive Vice President of the       --         10,734(c)
                                                     Association
Paul J. Choquette, Jr. (C,F)               59        Chairman and Chief Executive        1992          2,137(f)
                                                     Officer of Gilbane Building
                                                     Company (building construction),
                                                     Providence, Rhode Island
Peter S. Damon (A,C)                       62        President and Chief Executive       1991          1,190(d)
                                                     Officer, Bank of Newport,
                                                     Newport, Rhode Island
Peter B. Freeman (F,P)                     65        Corporate Director and Trustee,     1979          2,500
                                                     Providence, Rhode Island
Clifford J. Hebert, Jr.                    50        Treasurer and Secretary               --         11,879(c)
Larry A. Liebenow (A,C)                    54        President and Chief Executive       1994          1,000
                                                     Officer of Quaker Fabric
                                                     Corporation (upholstery
                                                     manufacturer), Fall River,
                                                     Massachusetts
Jacek Makowski (F,P)                       67        Chairman, Poseidon Resources        1995            200
                                                     Corporation (origination and
                                                     development of major capital
                                                     projects), Stamford, Connecticut
Wesley W. Marple, Jr. (A,C)                65        Professor of Business               1976          1,885(e)
                                                     Administration, Northeastern
                                                     University, Boston, Massachusetts
Donald G. Pardus                           57        Chairman of the Board of Trustees   1982         49,725(c)
                                                     and Chief Executive Officer of
                                                     the Association
Robert G. Powderly                         50        Executive Vice President of the       --         14,789(c)
                                                     Association
Margaret M. Stapleton (A,P)                61        Vice President, John Hancock        1977          1,577
                                                     Mutual Life Insurance Company,
                                                     Boston, Massachusetts
John R. Stevens                            57        President and Chief Operating       1990         28,068(c)
                                                     Officer of the Association
W. Nicholas Thorndike (A,F)                64        Corporate Director and Trustee,     1991          2,146
                                                     Brookline, Massachusetts
Trustees and executive officers as a group.....................................................      128,832(g)

---------------

     (A), (C), (F), and (P) indicate member of Audit, Compensation and Nominating, Finance or Pension Trust Committees, respectively.

(a) Unless otherwise indicated, beneficial ownership is based on sole investment and voting power. Each nominee's ownership represents less than three-tenths of one percent of the outstanding common shares of the Association.

                                          (Footnoes continued on following page)

(b) In addition, Mr. Boss owns 5 shares of Blackstone Valley Electric Company's 4.25% Preferred Stock.

(c) Jointly owned with spouse except for 1,725, 2,280, 5,821, 2,235, and 2,347 shares held under the Association's Employees' Savings Plan for Messrs. Carney, Hebert, Pardus, Powderly and Stevens, respectively, as to which each has voting power, and 6,534, 6,140, 22,876, 7,583 and 17,796 shares held under the Eastern Utilities Associates Restricted Stock Plan by Messrs. Carney, Hebert, Pardus, Powderly and Stevens, respectively, as to which each has voting power. Also included are 2,475, 3,459, 498, 4,721 and 3,424 shares individually owned by Messrs. Carney, Hebert, Pardus, Powderly and Stevens.

(d)  Jointly owned with spouse, except for 200 shares held individually.

(e) In addition, Mr. Marple's spouse owns 263 common shares. Mr. Marple disclaims any beneficial interest in such shares.

(f) In addition, Mr. Choquette's spouse owns 150 common shares. Mr. Choquette disclaims any beneficial interest in such shares.

(g) Represents approximately six-tenths of one percent of total outstanding common shares.

     As of December 31, 1997, there were no beneficial owners of 5% or more of the Association's outstanding common shares.

                      COMPENSATION AND OTHER TRANSACTIONS

                           SUMMARY COMPENSATION TABLE

     Information is set out below as to compensation paid by the Association and its subsidiaries for the years 1995, 1996 and 1997, to each of the five highest paid executive officers of the Association whose aggregate cash compensation for 1997 exceeded $100,000.

                                                                                LONG TERM
                                           ANNUAL COMPENSATION                 COMPENSATION
                             -----------------------------------------------   ------------
                                                                  OTHER         RESTRICTED
                             FISCAL              INCENTIVE       ANNUAL           STOCK          ALL OTHER
NAME AND PRINCIPAL POSITION   YEAR     SALARY      BONUS     COMPENSATION(1)    AWARDS(2)     COMPENSATION(3)
---------------------------  ------    ------    ---------   ---------------   ------------   ---------------
Donald G. Pardus.........     1997    $428,525   $167,112        $12,747         $232,617         $13,775
  Chairman and Chief          1996    $412,025         --        $12,383               --         $12,976
  Executive Officer           1995    $400,025   $ 85,000        $13,696         $319,401         $13,519
John R. Stevens..........     1997    $334,325   $133,665        $11,763         $232,617         $10,726
  President and Chief         1996    $321,425         --        $ 8,636               --         $10,104
  Operating Officer           1995    $312,025   $ 68,000        $ 7,300         $202,561         $10,513
Robert G. Powderly.......     1997    $184,025   $ 50,663        $10,240         $116,322         $ 5,560
  Executive Vice President    1996    $176,025         --        $10,210               --         $ 5,321
                              1995    $168,025   $ 32,787        $ 9,790         $ 71,024         $ 4,960
John D. Carney...........     1997    $179,525   $ 50,663        $10,502         $ 87,235         $ 5,624
  Executive Vice President    1996    $169,525         --        $10,018               --         $ 5,108
                              1995    $155,775   $ 32,787        $ 4,025         $ 72,749         $ 4,233
Clifford J. Hebert, Jr. ...   1997    $136,025   $ 28,071             --         $116,322         $ 4,078
  Treasurer and Secretary..   1996    $129,525         --             --               --         $ 3,846
                              1995    $121,025   $ 17,402             --         $ 37,835         $ 3,557

---------------

(1) Represents amount reimbursed for tax liability accruing as a result of personal use of company-owned automobiles.

(2) Aggregate amount and value (including the value reflected in the table under "Restricted Stock Awards") of shares held under the Association's Restricted Stock Plan to the officers listed above are as follows: Mr. Pardus, 22,876 shares, $552,018; Mr. Stevens, 17,796 shares, $435,178; Mr. Powderly, 7,583 shares, $187,346; Mr. Carney, 6,534 shares, $159,984; and Mr. Hebert, 6,140 shares, $154,157. Dividends are paid on these shares.

(3) Contributions made under the Association's Employees' Savings Plan and term life insurance premiums.

     The Employee's Retirement Plan of Eastern Utilities Associates and its Affiliated companies (the "Pension Plan") is a tax-qualified defined benefit plan available to employees who have completed one year of service and have attained the age of twenty-one. All of the officers referred to in the preceding Summary Compensation Table participate in the Pension Plan. Trustees who are not also employees of the Association and its subsidiaries (the "EUA System") are not covered by the Pension Plan. The benefits of participants become fully vested after five years of service. Annual lifetime benefits are determined under formulas applicable to all employees, regardless of position, and the amounts depend on length of credited service and salaries prior to retirement. Benefits are equal to one and six-tenths percent of salaries (averaged over the four years preceding retirement) for each year of credited service up to thirty-five, reduced for each year by one and two-tenths percent of the participants' estimated age sixty-five Social Security benefit, plus seventy-five hundredths percent of salaries for each year of credited service in excess of thirty-five years up to the Pension Plan maximum of forty years.

     Any contributions to provide benefits under the Pension Plan are made by the EUA System in amounts determined by the Pension Plan's actuaries to meet the funding standards established by the Employee Retirement Income Security Act of 1974. Any contributions are actuarially determined and cannot appropriately be allocated to individual participants. The annual benefits shown in the table below are straight life annuity amounts, without reduction for primary Social Security benefits as described above. Federal law limits the annual benefits payable from qualified pension plans in the form of a life annuity, after reduction for Social Security benefits, to $120,000 for 1997 and $130,000 for 1998 plus adjustments for increases in the cost of living. The number of years of service credited at present under the Pension Plan to Messrs. Pardus, Stevens, Carney, Powderly and Hebert are thirty-five, thirty-two, thirty-one, eighteen and twenty-one, respectively.

                               PENSION PLAN TABLE

                                                         YEARS OF SERVICE
            AVERAGE               ---------------------------------------------------------------
         ANNUAL SALARY               15         20         25         30         35         40
         -------------               --         --         --         --         --         --
$100,000........................  $ 24,000   $ 32,000   $ 40,000   $ 48,000   $ 56,000   $ 59,750
 200,000........................  $ 48,000   $ 64,000   $ 80,000   $ 96,000   $112,000   $119,500
 300,000........................  $ 72,000   $ 96,000   $120,000   $144,000   $168,000   $179,250
 400,000........................  $ 96,000   $128,000   $160,000   $192,000   $224,000   $239,000
 500,000........................  $120,000   $160,000   $200,000   $240,000   $280,000   $298,750
 600,000........................  $144,000   $192,000   $240,000   $288,000   $336,000   $358,500

     The Association has a Key Executive Plan for certain officers of the Association and its subsidiaries. This plan provides for the annual payment of supplemental retirement benefits equal to 25% of the officer's base salary when he retires, for a period of fifteen (15) years following the date of retirement. In addition, in the event of the death of the participant prior to retirement an amount equal to 200% of the officer's base salary at that time will be paid to his beneficiary. A grantor trust has been established by the Association to help ensure the performance of its payment obligations under the Key Executive Plan. Any amount not covered by trust payments or otherwise will be paid from funds available to the EUA System.

     The Association maintains non-qualified, unfunded retirement plans (the "Restoration Plans") to restore benefits under the qualified plans' formulas which are not covered under the qualified plan trusts due to federal limitations on either earnings, contributions or benefits. Payments or contributions which exceed the applicable federal limitations are made outside the qualified plans in the same manner and under the same conditions as are applicable to benefits payable from, or contributions payable to, the qualified plans. A grantor trust has been established by the Association to help ensure the performance of its payment obligations under these plans. Any amounts not covered by trust payments or otherwise will be paid from funds available to the EUA System.

CHANGE-IN-CONTROL ARRANGEMENTS

     Severance agreements with executive officers of the Association and certain of its affiliates provide that an officer's rate of compensation, benefits, position, responsibilities and other conditions of employment will not be reduced during the term of the agreement, which is thirty-six months commencing upon the date on which a Change in Control, as defined in the agreements, of the Association occurs. If within thirty-six months after a Change in Control the officer's employment is terminated for any reason other than Cause, as defined in the agreements, the Association will, (i) pay the officer within five business days a lump-sum cash amount generally equal to the present value of the additional wages and retirement benefits that the executive would have received in return for completing an additional three years of service, (ii) continue or vest certain fringe benefits and common share grants, (iii) reimburse legal fees and expenses incurred as a result of the termination or to enforce the provisions of the severance agreement and (iv) reimburse for a portion of the taxes on certain of the foregoing payments, including any amount contributing a "parachute payment" under the Internal Revenue Code. If the officer leaves the employ of the Association or a subsidiary following a reduction in his position, compensation, responsibilities, authority or other benefits existing prior to the Change in Control, or suffers a relocation of regular employment of more than fifty miles, such departure will be deemded to be a termination for reasons other than Cause.

COMPENSATION OF TRUSTEES

     Each non-management Trustee of the Association receives, as a standard arrangement, a retainer fee for all services as a Trustee in the amount of $16,000 annually, with an additional $850 fee for each Trustees' or Committee meeting attended. In addition, each committee chairperson receives an annual retainer fee in the amount of $2,500. Upon leaving the Board, each non-management Trustee who has attained the age of sixty and who has served as a member of the Board of Trustees for a least five years is entitled to an annual amount, equal to the then current annual retainer paid to active Trustees, for as many full years as that Trustee has served as a Trustee. In the event of a change in control of the Association, a grantor trust has been established by the Association to ensure the performance of its payment obligations under this retirement plan.

              REPORT OF THE COMPENSATION AND NOMINATING COMMITTEE
                     ON COMPENSATION OF EXECUTIVE OFFICERS

     The compensation philosophy of the Board of Trustee's Compensation and Nominating Committee (the "Committee") and the Association is to be competitive with prevailing utility industry compensation norms when satisfactory results are achieved and surpass market norms when exceptional results are reached. (Since the total compensation for any executive is still below the $1 million threshold at which tax deductions are limited under the Internal Revenue Code, the Committee has not had to address issues relative thereto.) The Committee is composed entirely of independent, non-employee Trustees.

     Compensation of executive officers, including the Chief Executive Officer ("CEO"), is a mix of three components, base salary, annual cash incentives and long-term incentives ("Stock Grants"). In recent years, the Association has moved toward placing a greater percentage of compensation at risk through the use of annual cash incentives and Stock Grants. The incentives are designed to retain the talent required to manage the Association's business through the transition to competition and to enhance shareholder value. In 1997, the Association also added a special retention stock grant component to the compensation mix in an effort to enhance the probability of retaining certain key management professionals for the next two years.

BASE SALARY

     The Committee, working with an independent compensation consultant, annually reviews the base salary of the CEO and the four other executive officers named in the Summary Compensation Table on page 4. Each executive officer, including those named above, is assigned a salary range which is established using compensation data for comparable officer positions in other utilities. These other utilities: 1) generally have the same level of annual revenue as the Association; 2) operate in generally the same geographic areas as the Association; and 3) have other characteristics similar to the Association. None of the comparative utilities are included in the Standard & Poor's 26 Electric Utility Index ("S&P Electric Utility Index") because their level of annual revenue is less than those utilities included in that Index.

     Each salary range has a minimum amount, a position value (reasonably equivalent to market value) and an excess amount which is 10% above the position value. Base salary is limited to no more than the excess amount. Although no specific measure of corporate performance is used in determining base salary, the Committee sets the base salaries for each of the officers listed in the Summary Compensation Table after considering all of the following factors: 1) the financial and operational performance of the Association; 2) observed individual performance; 3) time in current position; 4) existing base salary relative to position value and excess amount; and, 5) except for the CEO, input of the CEO. Generally, the base salary of the CEO and the four other officers approximates the averages for similar positions in the comparable utilities described above. Base salary increases for 1997 were based on the factors outlined above.

ANNUAL CASH INCENTIVES

     The Association has had an Annual Cash Incentive Plan since 1987. The 1997 version of the Plan applicable to officers, other than the CEO and COO, contained two Performance Objectives which were approved by the Committee in early 1997. One Objective measures Core Electric Business Earnings Per Average Common Share against a target. A Threshold Core Electric Business Earnings Per Share must be reached before any Annual Cash Incentive is paid. The second Performance Objective measures the Cost of Service Per Customer against a peer group of 20 New England utilities. Each Performance Objective represents 40% of the Performance Objectives.

     The 1997 Core Electric Business Earnings Per Average Common Share exceeded the Threshold amount necessary for an incentive award, but was less than the 1997 target. Performance under the Cost of Service Per Customer Objective exceeded the 1997 target.

     With respect to the peer group of 20 New England utilities used for the Cost of Service Per Customer Performance Objective, none are included in the S&P Electric Utility Index. This peer group was selected because it includes virtually all of the electric utilities located in the same geographic area as the Association (New England).

     The remaining 20% of the total Objectives was discretionary. The officer group had as its primary goal, the successful negotiation and regulatory approval of comprehensive settlement agreements that will permit restructuring and the transition to competition on a regional basis. Significant success was accomplished in this effort and discretionary awards were made for 1997.

     The Committee also considers and sets Annual Cash Incentive Awards to the CEO and the COO. Four Performance Objective were utilized for 1997 Awards:
System Earnings Per Average Common Share (20% weight); Total Return Versus the S&P Electric Utility Index (20% weight); Cost of Service Per Customer (20% weight) and Discretion (40% weight).

     A Threshold System Earnings Per Average Common Share must be met before any Annual Cash Incentive Awards can be made to the CEO and COO. System Earnings Per Average Common Share exceeded the Threshold amount necessary for an incentive award, but was less than target. Total Return significantly exceeded the S&P Electric Utility Index, while Performance under the Cost of Service Per Customer Objective exceeded the 1997 target.

     Discretionary awards to the CEO and COO for 1997 were to be based on several factors, including performance measured against a series of six specific goals designed primarily to measure financial and operational performance. The 1997 goals related to Price/Earnings Ratio, maximizing the value of EUA Cogenex, year-end profitability of diversified operations, and three Qualitative measures. Five of the six goals were met in 1997.

LONG-TERM INCENTIVES (STOCK GRANT PLAN)

     The Association established a restricted stock grant plan in 1989 which, as amended since then, is now the Eastern Utilities Associates Restricted Stock Plan. The purpose of the plan is to assist the Association in securing, retaining and motivating key executives and to recognize their efforts on behalf of the Association through awards of common shares of the Association. Such grants may be awarded every third year and the currently outstanding awards vest on the fifth anniversary of the date of the grant if the executive has continued in the employment of the Association through that date. Restricted stock grant awards were made in 1995 to the Executives listed in the Summary Compensation Table on page 4 and additional restricted stock grants are expected to be granted in early 1998. In addition, Special Retention Stock Grants were awarded in 1997 (See below).

SPECIAL RETENTION STOCK GRANTS

     In 1997, the Association recognized that it was vulnerable to the loss of certain key management and professionals to new competitors due to the rapid transition to a competitive utility environment in New England. The Association was particularly concerned about losing those individuals involved in implementing the Association's own restructuring plans over the next two years.

     As a result, in late 1997, the Committee authorized the awarding of Special Retention Stock Grants as a means of retaining these key individuals through 1999. These awards were made to 26 individuals, including the five executives named in the Summary Compensation Table on page 4. In order to vest in the Special Retention Stock Grant, individuals are required to stay in the employ of the Association for a period of two years.

                                          Compensation and Nominating Committee

                                          Paul J. Choquette, Jr.
                                          Larry A. Liebenow
                                          Wesley W. Marple, Jr.
                                          W. Nicholas Thorndike

                          CORPORATE PERFORMANCE GRAPH

     The following table compares total shareholder returns over the last five fiscal years to the Standard & Poors 500 Stock Index ("S&P 500") and the S&P Electric Utility Index. Total return values for the S&P 500, S&P Electric Utility Index and Eastern Utilities Associates were calculated based on cumulative total return values assuming reinvestment of dividends.

                              TOTAL RETURN SUMMARY
                      BASED ON INITIAL INVESTMENT OF $100
                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
             AMONG EASTERN UTILITIES ASSOCIATES, THE S&P 500 INDEX
                       AND THE S&P ELECTRIC UTILITY INDEX

                                      LOGO

                                                       Cumulative Total Return
                                        12/92     12/93     12/94     12/95     12/96     12/97
Eastern Utils Assoc                    100.00    119.21     99.69    114.74     92.02    151.74
S&P 500                                100.00    110.08    111.53    153.54    188.68    251.64
S&P Electric Utility Index             100.00    112.60     97.89    128.32    128.11    161.73

* $100 invested on 12/31/92 in stock or index -- including reinvestment of dividends.
  Fiscal Year ending December 31.

     THE FOREGOING REPORT OF THE COMMITTEE AND THE CORPORATE PERFORMANCE GRAPH THAT APPEARS IMMEDIATELY AFTER SUCH REPORT SHALL NOT BE DEEMED TO BE SOLICITING MATERIAL OR TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934 OR INCORPORATED BY REFERENCE IN ANY DOCUMENT SO FILED.

                                   COMMITTEES

     In addition to eleven meetings of the Trustees, the following number of meetings were held in 1997 by each of the four standing Committees of the
Association: Audit Committee (two); Compensation and Nominating Committee
(four); Finance Committee (five); and Pension Trust Committee (four). Each of the Trustees, except Mr. Choquette, attended at least 75% of the total number of meetings of the Trustees and of

Committees on which he or she served. All members of the Committees are non-management Trustees; the Chief Executive Officer of the Association serves as Secretary of each Committee.

     The general function of each standing Committee is outlined below.

     The Audit Committee recommends the selection or retention of independent auditors, consults with them with respect to the plan of audit, reviews with them their audit report and consults with them and with the Association's internal audit staff as to the adequacy of internal controls.

     The Finance Committee monitors and reviews financial matters, including financial forecasts. It makes recommendations to the Trustees with respect to changes in dividend policy, the capital structures of the Association and of its subsidiaries, and other financial issues.

     The Pension Trust Committee reviews recommendations as to amendments to the Retirement Plan and the Employees' Savings Plan, monitors the performance of the investment managers for each plan's trust fund, determines overall objectives of the trust funds, reviews the annual actuarial report, reviews the appropriateness of certain actuarial assumptions and makes recommendations to the Trustees.

     The Compensation and Nominating Committee reviews the compensation of the Chairman, the President, the Executive Vice Presidents and the Treasurer and Secretary and the amount of fees to be paid to Trustees, monitors the Annual Cash Incentive Plan and the Restricted Stock Plan, considers candidates (including candidates recommended by Shareholders) to fill vacancies among the Trustees, reviews membership on Committees of the Trustees and makes recommendations to the Trustees. Shareholder recommendations should be submitted in writing to the Chairman or the Secretary of the Association. This Committee would recommend a successor to the Chief Executive Officer if that office became vacant and would also deliberate on any plan in which officers or Trustees as a class would be eligible to receive any additional compensation or related benefit such as deferred compensation or stock options. All members are non-employee Trustees and none has any direct or indirect material interest in or relationship with the Association outside of his or her position as Trustee.

                                    AUDITORS

     Coopers & Lybrand L.L.P. Certified Public Accountants, are the Association's auditors. Audit services of Coopers & Lybrand L.L.P. for 1997 included the examination, reporting and certification of the consolidated financial statements of the Association contained in the Annual Report to Shareholders and services related to certain filings with the Securities and Exchange Commission.

     Representatives of Coopers & Lybrand L.L.P. will be present at the Annual Meeting, will have an opportunity to make a statement, and will be available to answer appropriate questions.

                                 OTHER MATTERS

     Management does not intend to bring before the meeting any matters other than those specified and has no knowledge of any other matters which may be brought up by other persons. However, if any other matters not now known properly come before the meeting or any adjournment thereof, the persons named in the enclosed form of proxy, including any substitutes, are expected to vote said proxy in accordance with their judgment on such matters.

                                    EXPENSES

     The expenses in connection with the solicitation of the enclosed form of proxy will be borne by the Association. In order to obtain the requisite quorum at the Annual Meeting, it may be necessary to solicit proxies by telephone, telegraph or personal interview. The Association does not expect to pay any compensation for the solicitation of proxies, but will pay brokers and other persons holding shares in their names, or in the names of nominees, their expenses, nominal in amount, for sending proxy material to principals and obtaining their proxies.

                             SHAREHOLDER PROPOSALS

     The 1999 Annual Meeting of Shareholders is tentatively scheduled to be held on or about May 17, 1999. Proposals of Shareholders intended to be presented at the meeting must be received by the Association on or before November 24, 1998.

THE ASSOCIATION WILL FURNISH WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO, REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR FISCAL YEAR 1997 UPON WRITTEN REQUEST TO CLIFFORD J. HEBERT, JR., TREASURER AND SECRETARY, EASTERN UTILITIES ASSOCIATES, P.O. BOX 2333, BOSTON, MASSACHUSETTS 02107.

EUA24                             DETACH HERE


                          EASTERN UTILITIES ASSOCIATES

               THIS PROXY IS SOLICITED ON BEHALF OF THE TRUSTEES

PROXY

     The undersigned hereby constitutes and appoints Wesley W. Marple, Jr., Donald G. Pardus and John R. Stevens, or any one or more of them, as Attorney, with full power of substitution and revocation, to appear and vote all common shares of Eastern Utilities Associates standing in the name of the undersigned at the close of business on March 20, 1998, with all the powers which the undersigned would possess if then and there present, at the Annual Meeting of the Shareholders of the Association to be held in the Enterprise Room on the 5th floor of the State Street Bank and Trust Company, 225 Franklin Street, Boston, Massachusetts, on Monday, May 18, 1998 at 9:30 A.M., and at any and all adjournments thereof, and especially (but without limiting the general authorization hereby given) to vote at said Annual Meeting (1) to elect Trustees, as provided in the Proxy Statement and in accordance with any specification made on the back hereof, and (2) with discretionary authority with respect to any other matters which may properly come before the meeting, hereby revoking any and all proxies heretofore given by the undersigned with respect to such shares.

                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE) [SEE REVERSE
                                                                     SIDE]

EUA24                             DETACH HERE

      PLEASE MARK
[X]   VOTES AS IN
      THIS EXAMPLE

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MAKE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL OF THE NOMINEES LISTED BELOW.
1. Election of Trustees
   NOMINEES: R.A. Boss, P.J. Choquette, Jr., P.S. Damon, P.B. Freeman,
             L.A. Liebenow, J. Makowski, W.W. Marple, Jr., D.G. Pardus,
             M.M. Stapleton, J.R. Stevens, W.N. Thorndike.

            FOR                 WITHHELD
            ALL    [ ]     [ ]  FROM ALL
          NOMINEES              NOMINEES

                                              PLEASE MARK, SIGN, DATE AND RETURN
                                              THE PROXY CARD PROMPTLY USING THE
------------------------------------------    ENCLOSED ENVELOPE.
Withhold vote from the nominees that I/we
have written on the above line, or cumulate   Please sign exactly as your name
votes as I/we have instructed on the above    appears. When shares are held by
line.                                         by joint tenants, both should
                                              sign. When signing as attorney,
                                              executor, administrator, trustee
                                              or guardian, please give full
                                              title as such. If a corporation,
                                              please sign in full corporate
                                              name by President or other
                                              authorized officer. If a
                                              partnership, please sign in
                                              partnership name by authorized
                                              person.

                                              MARK HERE FOR ADDRESS CHANGE AND
                                              NOTE AT LEFT                   [ ]

Signature:                 Date:        Signature:                Date:
          -----------------     --------          ----------------     --------